Exhibit 99.1

ALABAMA NATIONAL BANCORPORATION ANNOUNCES

ACQUISITION OF FLORIDA CHOICE BANKSHARES, INC. OF GREATER ORLANDO

–

CONFERENCE CALL SCHEDULED

FOR IMMEDIATE RELEASE – Birmingham, AL (October 27, 2005) Alabama National BanCorporation (NASDAQ/NMS: ALAB) (“ANB”), headquartered in Birmingham, Alabama, and Florida Choice Bankshares, Inc., headquartered in Mt. Dora, Florida (“Florida Choice”), today announced the signing of a definitive agreement providing for the acquisition of Florida Choice by ANB. Under the agreement, Florida Choice will be merged with and into ANB, and Florida Choice’s bank subsidiary, Florida Choice Bank, will become a wholly owned subsidiary of ANB. Following the acquisition, Florida Choice Bank will continue to operate under its existing name, management, and board of directors. The acquisition is subject to regulatory approval, Florida Choice shareholder approval, and certain other conditions. ANB expects the transaction to close sometime in the first quarter of 2006.

John H. Holcomb, III, Chairman of the Board and CEO of ANB, and Kenneth E. LaRoe, CEO of Florida Choice, jointly announced the agreement.

“We are very pleased to have Florida Choice Bank join our organization. Its history of excellent service and community banking in greater Orlando has allowed it to grow to over $325 million in assets. At the same time, it has maintained excellent asset quality and profitability. Its management, employees, and board of directors will be a great addition to Alabama National BanCorporation,” Holcomb stated.

“Florida Choice’s merger with Alabama National brings together two quality institutions with very similar corporate values,” said LaRoe. “ANB’s philosophy of local decision-making makes it an excellent partner for Florida Choice. We will continue to grow our franchise in the greater Orlando and Ocala markets. We also look forward to further serving our customers’ needs with expanded products and services available to us with Alabama National.”

Florida Choice had total assets of approximately $325 million and shareholders’ equity of approximately $39 million at September 30, 2005. Founded in 1999, it serves its customer base through six offices located in Mt. Dora, Orlando, Longwood, Ocala, Clermont, and Leesburg, Florida. Offices in Maitland and Altamonte Springs are scheduled to open in the first half of 2006.

ANB is a bank holding company operating 85 banking locations through ten bank subsidiaries in Alabama, Florida and Georgia. Alabama subsidiaries include: First American Bank in north central Alabama; Bank of Dadeville; and Alabama Exchange Bank in Tuskegee. Florida subsidiaries are:

First Gulf Bank, N.A., in Escambia County, Florida and Baldwin County, AL; Community Bank of Naples, N.A.; Millennium Bank in Gainesville; Public Bank in metropolitan Orlando; CypressCoquina Bank in Ormond Beach; and Indian River National Bank in Vero Beach. ANB has one subsidiary in Georgia, Georgia State Bank in metropolitan Atlanta. ANB provides full banking services to individuals and businesses. Brokerage services are provided to customers through First American Bank’s wholly owned subsidiary, NBC Securities, Inc. Investments are not bank guaranteed, not FDIC insured and may lose value. Insurance services are provided through ANB Insurance Services, Inc., a wholly owned subsidiary of First American Bank.

Alabama National BanCorporation common stock is traded on the NASDAQ National Market System under the symbol “ALAB.”

Under the terms of the agreement, ANB will issue approximately 1.5 million total ANB common shares and share equivalents plus $5.12 million in cash to Florida Choice shareholders. Florida Choice shareholders who do not elect all cash will receive approximately 0.6079 ANB common shares for each Florida Choice share converted into ANB common stock. In addition, ANB anticipates paying cash equal to the intrinsic value of Florida Choice options in return for the termination of at least 90% of Florida Choice’s outstanding options. The total consideration is approximately $110 million at current market prices. Based upon ANB’s current expectations for Florida Choice’s profitability, its ability to achieve certain designated cost savings, and its current expectations for ANB’s profitability, ANB management estimates that the acquisition of Florida Choice will be approximately neutral to cash earnings per share and approximately 1-2% dilutive to GAAP earnings per share in the first year after closing. Expectations for years two and three are that the acquisition will be cash and GAAP accretive in both years.

Alabama National will discuss this acquisition in a conference call, scheduled for 8:30 a.m. central time Friday, October 28, 2005. For live interactive access to the teleconference, please dial 800-938-1464 at 8:30 a.m. Central Time on October 28. A telephonic replay will be available through November 28 by dialing 800-642-1687 and entering Conference ID number 1878595.

A listen-only simulcast and replay of Alabama National’s conference call will be available on-line at the following Internet links:

www.alabamanational.com (under “In The News”)

or

www.viavid.net/dce.aspx?sid=0000299E,

on October 28, beginning at 8:30 a.m. Central Time. The on-line replay will follow immediately and continue for 30 days.

The proposed transaction will be submitted to Florida Choice shareholders for their consideration. Shareholders of Florida Choice are advised to read the proxy statement/prospectus regarding the proposed transaction when it is delivered to them because it will contain important information. The proxy statement/prospectus will be filed in conjunction with a registration statement to be filed with the Securities and Exchange Commission by ANB. The shares to be offered by ANB to Florida Choice shareholders may not be sold nor may any offers to buy be accepted prior to the time the registration statement containing the proxy statement/prospectus becomes effective. Copies of the proxy statement/prospectus, when available, can be obtained at the SEC’s website at www.sec.gov. Copies of the proxy statement/prospectus, when available, can also be obtained, without charge, by directing a request to Alabama National BanCorporation, 1927 First Avenue North, Birmingham, Alabama 35203, Attention: Lowell A. Womack, Jr. (205-583-3654).

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”), namely, “cash earnings per share”. ANB’s management uses this non-GAAP measure in its analysis of ANB’s performance. Cash earnings is defined as net income plus amortization expense (net of tax) applicable to intangible assets that do not qualify as regulatory capital. Cash earnings per share is defined as cash earnings divided by basic and diluted common shares outstanding. ANB’s management includes cash earnings measures to compare the company’s earnings exclusive of non-cash amortization expense and because it is a measure used by many investors as part of their analysis of ANB’s performance. This non-GAAP disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This press release contains forward-looking statements as defined by federal securities laws. Statements contained in this press release which are not historical facts are forward-looking statements. Such statements include the parties’ expected closing date of this transaction, which is subject to certain conditions, including regulatory approvals which may take longer than expected. The statements regarding the parties expectations for the proposed transaction’s impact on ANB’s future earnings and earnings per share (including cash earnings per share), are also forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) revenues following the proposed transaction are lower than expected; (2) competitive pressure among depository institutions increases significantly; (3) changes in the interest rate environment reduce interest margins; (4) general economic conditions are less favorable than expected; (5) expected cost savings from the proposed transaction cannot be fully realized or realized within the expected time frame; (6) costs or difficulties related to the integration of ANB and FCB are greater than expected; or (7) legislation or regulatory changes adversely affect the business in which the combined company would be engaged. ANB and FCB undertake no obligation to update these statements following the date of this press release. In addition, ANB and FCB, through their senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of such senior management based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by ANB and FCB with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of ANB and FCB or their senior management should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contacts:
John H. Holcomb, III	William E. Matthews, V
Chairman of the Board	Executive Vice President
and Chief Executive Officer	and Chief Financial Officer
Alabama National BanCorporation	Alabama National BanCorporation
205-583-3648	205-583-3650